EXHIBIT 10.9

                    National Healthcare Technology/Design Inc

                              Consulting Agreement

This agreement sets forth the terms (the "Agreement") between Design Inc (Design) and National Healthcare Technology Inc. ("the Company") concerning business management services (hereafter being referred to as the "Services") rendered to the Company from January 8, 2005 and continuing through June 8, 2006.

When countersigned in the space provided below, this shall serve as our agreement, as detailed below. Therefore, this Agreement contains the full and complete understanding between the parties and supersedes all prior understandings. It is further understood/agreed (when countersigned) that this Agreement may not be altered, modified or changed in any way without the express written consent of both parties and shall be construed in accordance with the laws of the State of California applicable to agreements executed and wholly performed within that State.

1. The Services

A. It is agreed that Design shall be retained to provide business management services, and provide advice as it relates to the future of the company. This service shall include the drafting and preparation of business plans, operating budgets, cash flow projections and other business management services. It is understood that the company is venturing into a new direction into the oil and gas business and desires to retain the services of consultant in order to provide access to skills, knowledge and opportunities which exist in the energy sector.

B. It is understood that the Company has allowed Design to enter into this agreement based upon the present character and composition of THE COMPANY's management and general good standing and reputation in the business community. In the event of the sale or transfer of a substantial portion of the assets of THE COMPANY's business or of a change in the controlling interest in THE COMPANY's business or of a merger or consolidation of THE COMPANY's property being expropriated, confiscated or nationalized by the government, or in the event of the de facto control of THE COMPANY or of any of its subdivisions or agencies being assumed by a government, or government agency or representative, the Company may, at its option, terminate this Agreement immediately upon written notice to THE COMPANY.

2. Compensation for the Services

In consideration for the services rendered by THE COMPANY shall pay to Design as follows:

A. THE COMPANY shall pay to Design a fee of Two Million Eight Hundred Thousand shares of restricted stock of the company. This fee shall be non-refundable and considered earned when the shares are delivered. It is agreed that the fee shall be paid within 3 days after execution of this agreement. Design may designate third parties to be paid all or a portion of the fee by notifying The company. This agreement may be assigned to principles of Design to perform this service. In the event that the shares are not delivered within 10 days of the execution of this agreement a penalty of One Hundred Thousand shares will be assessed to the Company, the issuance of shares is non refundable and due without offset.


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3. Method of Compensation

The method of Compensation shall be in restricted stock of the company.

4. Termination

A. This agreement shall begin upon signing of the contract. The term of this engagement will be six (6) months and may be terminated by either party upon thirty (30) days prior written notice if termination is without cause, and immediately upon written notice if termination is with cause.

B. In the event of termination, all fees and charges paid to Design shall be considered earned and non-refundable.

5. Reports

At Design's request, THE COMPANY agrees to supply a report at least once a month, verbally or in writing, on general activities and actions taken on behalf of the Company.

6. Materials

Design agrees to furnish any supplies and materials which THE COMPANY may need regarding the Company, its management, products, financial and business status and plans.

7. Independent Contractor Status

Design is acting as an independent contractor, and not as an employee or partner of the Company or The company. As such, neither party has the authority to bind the other, nor make any unauthorized representations on the behalf of the other.

8. Services to Others

A. The company acknowledges that Design is in the business of providing Consulting Services to other businesses and entities. Design's services hereunder are not exclusive to THE COMPANY and shall have the right to perform the same or similar services for others, as well as engage in other business activities.


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9. Confidential Information

THE COMPANY will use its best efforts to maintain the confidential nature of the proprietary or confidential information to Design and The Company entrusts to it through strict control of its distribution and use. Further, THE COMPANY will use its best efforts to guard against any loss to The Company and Design through the failure of THE COMPANY or their agents to maintain the confidential nature of such information. "Proprietary" and "confidential information," for the purpose of this Agreement shall mean any and all information supplied to THE COMPANY which is not otherwise available to the public, including information which may be considered "inside information" within the meaning of the U.S. securities laws, rules and regulations.

10. Indemnification

A. The company shall indemnify Design and its officers and employees and hold them harmless for any acts, statements or decisions made by THE COMPANY in reliance upon information supplied to Design in accordance with instructions from or acts, statements or decisions approved by The Company or The company. This indemnity and hold harmless obligation shall include expenses and fees including reasonable attorney's fees incurred by Design in connection with the defense of any act, suit or proceeding arising out of the foregoing. Design makes no written or expressed warranties or representations regarding its abilities, skills, knowledge or time commitment to the company. Design will provide certain services on a best efforts basis as available. Design is held harmless from any express or implied claims made by The company regarding any representation or inducement to enter into this agreement, or to the delivery of the compensation which is outlined in this agreement.

11. Other Transactions

A. A Business Opportunity shall include the merger, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby the Company or its subsidiaries, both transfer to a third entity or person, assets or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or venture with the other for purposes of future business operations and opportunities.

B. To be a Business Opportunity covered by this section, the transaction must occur during the term of this Agreement, or during the period of one (1) year after the expiration of this Agreement. In the event this paragraph shall apply, any Transaction Fee due shall be based upon the net value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to the Company, and shall be equal to eight percent (8%) of the consideration for the acquisition, merger or purchase. Unless otherwise mutually agreed in writing prior to the closing of any Business Opportunity, the Transaction Fee shall be paid in cash or in kind at the closing of the transaction. This fee shall be paid to Design for those companies or opportunities which it directs to The company which are merged, purchased, or introduced to The company.


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13. Entirety

This instrument sets forth the entire agreement between THE COMPANY and Design on behalf of The Company. No promise, representation or inducement, except as herein set forth, has been made by either party to this Agreement. Should any provision of this Agreement be void or unenforceable, the rest of this Agreement shall remain in full force. This Agreement may not be cancelled, altered, or amended except in writing.

APPROVAL AND ACCEPTANCE

National Healthcare Technology Inc

READ AND ACCEPTED this 8th day of January, 2006


                                        Signed: /s/
                                                --------------------------------
                                                By its authorized agent

Design Inc

READ AND ACCEPTED this 8th day of January, 2006.


                                        Signed: /s/
                                                --------------------------------
                                                Title: By its authorized
                                                       Agent


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